UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2026

AZITRA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41705	46-4478536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Business Park Drive

Branford, CT 06405

(Address of principal executive offices)(Zip Code)

(203) 646-6446

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock: Par value $0.0001	AZTR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 13, 2026, Azitra, Inc. (the “Company”) received notification (the “Letter”) from the NYSE American LLC (the “NYSE American”) stating that the Company is not in compliance with the minimum stockholders’ equity requirement of Section 1003(a)(iii) of the NYSE American Company Guide (the “Company Guide”) requiring stockholders’ equity of $6.0 million or more if the Company has reported losses from continuing operations and/or net losses in its five most recent fiscal years. As of December 31, 2025, the Company had stockholders’ equity of $3.8 million and has had losses in its five most recent fiscal years ended December 31, 2025.

As previously reported, on October 1, 2025, the Company received a letter from the NYSE American stating that the Company is not in compliance with the minimum stockholders’ equity requirement of Section 1003(a)(ii) of the Company Guide requiring stockholders’ equity of $4.0 million or more if the Company has reported losses from continuing operations and/or net losses in three of the four most recent fiscal years. The Company submitted the Plan to the NYSE American on October 31, 2025 addressing how the Company intends to regain compliance with these requirements by April 1, 2027.

On December 16, 2025, the Company received notice from the NYSE American that it had accepted the Company’s plan (the “Plan”) to regain compliance with the NYSE American’s continued listing standards regarding the minimum stockholders’ equity requirement of Section 1003(a)(ii) of the Company Guide and granted a plan period through April 1, 2027 (“Plan Period Deadline”). The Company now seeks to adhere to the Plan for the purpose of regaining compliance with Section 1003(a)(iii) of the Company Guide by the Plan Period Deadline.

During the plan period, the Company must provide quarterly updates to NYSE American staff concurrent with its periodic filings. If the Company does not regain compliance with the NYSE American continued listing standards by the Plan Period Deadline, or if the Company does not make progress consistent with its Plan during the plan period, then the NYSE American may initiate delisting proceedings. The Company may appeal a staff delisting determination in accordance with the NYSE American rules.

The Company can provide no assurances that it will be able to make progress with respect to its Plan that the NYSE American will determine to be satisfactory, that it will regain compliance with Section 1003(a)(ii) and Section 1003(a)(iii) of the Company Guide on or before the Plan Period Deadline, or that developments and events occurring subsequent to the Company’s formulation of the Plan or its acceptance by the NYSE American, will not adversely affect the Company’s ability to make sufficient progress and/or regain compliance with Section 1003(a)(ii) and Section 1003(iii) of the Company Guide on or before the Plan Period Deadline or result in the Company’s failure to be in compliance with other NYSE American continued listing standards.

Item 8.01 Other Events.

On March 13, 2026, the Company issued a press release relating to the matters described in Item 3.01 of this Current Report on Form 8-K, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1	Press Release dated March 13, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

The Company cautions you that statements included in this Current Report on Form 8-K that are not a description of historical facts are forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “indicates,” “will,” “intends,” “potential,” “suggests,” “assuming,” “designed” and similar expressions are intended to identify forward-looking statements. These statements are based on the Company’s current beliefs and expectations. These forward-looking statements include statements regarding the Company’s expectations regarding compliance with the Plan and applicable NYSE American requirements, the Company locating or acquiring funding in the future, and actions of the Company and/or the NYSE American to be taken with respect to matters discussed in the Letter or other the notices received by the NYSE American that are referenced herein. The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of its plans will be achieved. Actual results may differ from those set forth in this Current Report on Form 8-K due to the risks and uncertainties associated with continued listing on the NYSE American, risks and uncertainties inherent in the Company’s business, and other risks described in the Company’s filings with the U.S. Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to revise or update this Current Report on Form 8-K to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZITRA, INC.

Dated: March 13, 2026	By:	/s/ Francisco Salva
	Name:	Francisco Salva
	Title:	Chief Executive Officer